UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California 91201

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2007, DreamWorks Animation SKG, Inc. (the “Company”) entered into a repurchase agreement with DW Investment II, Inc. (“DWI II”), an affiliate of Paul Allen, a director and principal stockholder of the Company, to repurchase $150 million worth of shares of the Company’s Class A common stock directly from DWI II at the per-share price at which the underwriters will purchase shares from DWI II in the public offering described below in Item 8.01.

A copy of the repurchase agreement is attached hereto as Exhibit 10.1.

ITEM 8.01 OTHER EVENTS

On August 6, 2007, the Company issued a press release announcing that DWI II will sell approximately 10 million shares of the Company’s Class A common stock in a registered public offering.

In the press release, the Company also announced that the Company’s Board of Directors increased the size of its existing share repurchase program to an aggregate amount of $150 million.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
10.1	Repurchase Agreement dated as of August 5, 2007, between DW Investment II, Inc. and DreamWorks Animation SKG, Inc.
99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2007		DreamWorks Animation SKG, Inc.

	By:	/s/ Katherine Kendrick
Name: Katherine Kendrick
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Repurchase Agreement dated as of August 5, 2007, between DW Investment II, Inc. and DreamWorks Animation SKG, Inc.
99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 6, 2007.